Exhibit 10.34

AMENDMENT NO. 05

This AMENDMENT NO. 05 this (“Amendment 05”) is entered into as of May 28, 2009 by LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GLASSHOUSE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) with reference to the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4091 dated as of June 30, 2004 (as amended to date, the “Loan and Security Agreement”; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement) together with the other agreements and instruments entered into in connection therewith (collectively, the “Loan Documents”); and

WHEREAS, loans have been made pursuant to Commitment One, Commitment Two and Commitment Three; and

WHEREAS, the Obligations under Commitment One have been repaid in full; and

WHEREAS, Advances under Commitment Two were made pursuant to two Secured Promissory Notes dated August 17, 2006 and September 5, 2006, respectively (collectively the “Commitment Two Notes”); and

WHEREAS, Advances under Commitment Three were made pursuant to a Secured Promissory Note dated March 20, 2007 (the “Commitment Three Note” together with the Commitment Two Notes, the “Notes”); and

WHEREAS, Borrower has requested that Lender restructure the terms of the Notes to provide for 10 months of interest-only payments; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan and Security Agreement and to perform such other covenants and conditions as follows:

Without limiting or amending any other provisions of the Loan and Security Agreement, Lender and Borrower agree to the following:

I. Contingency. Sections II and III of this Amendment 05 are conditioned upon, and will have no force and effect until Lender has received evidence, reasonably satisfactory to Lender, that the holders of notes issued pursuant to that certain Loan Agreement dated as of August 24, 2007 by and among Borrower and each of BayStar Capital III Investment Fund, L.P., a Delaware limited partnership, Velocity Financial Group, Inc., a Delaware corporation and Leader Lending, LLC, a Delaware limited liability company have agreed to restructure the indebtedness of Borrower to them in a manner that at least includes terms forbearing on the payment of principal until the Loan Commencement Date and a re-amortization period of not less then 18 months.

II. Section 1.1, the following definitions shall be added to the Loan and Security Agreement:

“Restructure Fee” means $380,250.00 payable on the Maturity Date.

Section 1.1, the following definitions of the Loan and Security Agreement shall be deleted in their entirety:

“Basic Rate”

III. Amendment, Restatement and Replacement of Notes.

The Notes are amended, restated and replaced by a new Note in the form of Exhibit B-3 hereof.

IV. Additional Terms and Conditions.

1. Expenses. Borrower shall pay reasonable fees and expenses incurred by Lender’s legal counsel in connection with the preparation and negotiation of documentation related to this Amendment 05, up to a maximum of $5,000. Such expenses are due and payable when billed.

2. Release. Borrower for itself and for its agents, partners, stockholders, employees and affiliates and its or their successors and assigns hereby waives, releases and further discharges Lender and its and their officers, directors, stockholders, partners, successors, assigns, agents and employees of and from any and all manner of claims for damages at law or in equity with respect to any matter occurring prior to the date hereof which Borrower or such other releasing party may have had. Borrower acknowledges that it has read and understands that it has waived the provisions of California Civil Code Section 1542, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each provision of this release shall be severable from every other provision when determining its legal enforceability.

3. Representations and Warranties of Borrower. The representations and warranties contained in the Loan Agreement are true and complete in all material respects as of the date hereof, except with respect to any such representation or warranty which speak only as of a specific date prior to the date hereof. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default or Material Adverse Changes have occurred that have not been disclosed to Lender by Borrower in writing; (ii) it has not reached any settlement with any other creditor of Borrower that has not been disclosed in writing to Lender; (iii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; (iv) Except as otherwise set forth herein, Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document; (v) Borrower has no claims or rights of set-off against Lender of any kind under any Loan Document or otherwise; and (vi) Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

4. No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5. Intercreditor Agreement. Borrower and Lender agree that Borrower’s indebtedness to Lender remains subject to the terms of that certain Amended and Restated Intercreditor Agreement dated as of March 6, 2008, by and between Borrower, Lender and certain other parties named therein.

6. Integration Clause. This Amendment 05 represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AMENDMENT 05 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 05, and the Amendment 05 may be enforced to the maximum extent permitted under applicable law. This Amendment 05 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 05 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies hereunder of Lender against Borrower.

Except as amended hereby, the Loan Documents remain unmodified and unchanged and ratified by Borrower as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 05 as of the date first above written.

BORROWER:		LENDER:

GLASSHOUSE TECHNOLOGIES, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Kenneth W. Hale	By:	LIGHTHOUSE MANAGEMENT
Name:	Kenneth W. Hale		PARTNERS V, L.L.C., its general partner
Title:	CFO
		By:	/s/ Thomas Conneely
		Name:	Thomas Conneely
		Title:	Vice President

Exhibits

Exhibit B-3	Form of Amended and Restated Note

EXHIBIT B-3

5,355,050.52

FIRST AMENDED AND RESTATED SECURED PROMISSORY NOTE

This FIRST AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made June 1, 2009, by GLASSHOUSE TECHNOLOGIES, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4091 between Borrower and Lender dated June 30, 2004 (the “Loan Agreement”), and amends and restates those certain Notes dated August 17, 2006, September 5, 2006, and March 20, 2007, respectively.

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $5,355,050.52 (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Final Payment” means $857,500.

“Interest-only Rate” means 13.5% per annum

“Loan Commencement Date” means April 1, 2010.

“Maturity Date” means the earliest of (a) the last day of the Repayment Period, (b) the date of any prepayment pursuant to Section 3 hereof, and (c) Lender declaring due and payable all amounts due or to become due under the Note following an Event of Default.

“Payment Amount” means $378,113.43

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means (i) 2% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2009; or (ii) 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2010 of later.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 15 calendar months.

“Restructure Fee” means $380,250.00 payable on the Maturity Date.

1. Repayment. Borrower shall pay principal and interest due hereunder from the date of this Note, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan and Security Agreement and this Note. Notwithstanding the foregoing, prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest on the Advance calculated at the Interest-only Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, in an amount equal to the Payment Amount. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Restructure Fee.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan and Security Agreement.

3. Prepayment.

a. Mandatory Prepayment Upon a Liquidation Event. If a Liquidation Event shall occur, then Borrower shall within 60 days of such Liquidation Event pay to Lender (i) the outstanding principal amount of the Note and any unpaid accrued interest, (ii) the Final Payment, (iii) the Prepayment Fee, (iv) the Restructure Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b. Voluntary Prepayment. Borrower may voluntarily prepay all or any part of the principal due under this Note, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest, (ii) the Final Payment with respect to the principal being prepaid, (iii) the Prepayment Fee, (iv) the Restructure Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note to the extent allocable to the amount being prepaid, and all such other amounts if such prepayment represents the outstanding principal balance hereunder.

4. Collateral. This Note is secured by the Collateral.

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this First Amended and Restated Secured Promissory Note to be executed by a duly authorized officer as of the day and year first above written.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title: